[LOGO] IMPAX
       LABORATORIES, INC.


Company Contacts:                       Investor Relations Contacts:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
------------------------                ------------------------------------
Barry R. Edwards, CEO                   Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 289-2220 Ext. 1771                (212) 838-3777
Larry Hsu, Ph.D. President              Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                (310) 691-7100
Cornel C. Spiegler, CFO                 www.lhai.com
(215) 289-2220 Ext. 1706                ------------
www.impaxlabs.com
-----------------





                   IMPAX ANNOUNCES PROPOSED PRIVATE PLACEMENT
                              OF CONVERTIBLE SENIOR
                             SUBORDINATED DEBENTURES



HAYWARD, Calif. (March 30, 2004) - IMPAX Laboratories, Inc. (NASDAQ NM: IPXL) today announced its intention to offer in a private placement, subject to market and other conditions, $75 million aggregate principal amount of convertible senior subordinated debentures due 2024, to qualified institutional buyers pursuant to Rule 144A, under the Securities Act of 1933, as amended (the "Securities Act"). In addition, IMPAX Laboratories, Inc. will grant initial purchasers an option to purchase up to an additional $11,250,000 of the debentures.

The debentures will be subordinate to certain existing and future indebtedness of IMPAX Laboratories, Inc., and will be convertible, if certain conditions are met, into shares of IMPAX Laboratories, Inc. common stock. The interest rate, conversion rate and offering price are to be determined by negotiations between IMPAX Laboratories, Inc. and the initial purchasers of the debentures. The offer of the debentures is expected to close on or about April 5, 2004.

IMPAX Laboratories, Inc. plans to use the net proceeds from the offering to fund its ongoing operations and for general corporate purposes. This announcement is neither an offer to sell nor solicitation to buy any of these debentures and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The debentures being offered and the common stock issuable upon conversion of the debentures have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States, absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

                                      # # #